Exhibit 4.3

THIS INDENTURE, is made as of August 28, 2000 between

NOVA CHEMICALS CORPORATION, a corporation duly organized and subsisting under the laws of the Province of Alberta, Canada (herein called the “Corporation”), having its principal office at 645 Seventh Avenue, S.W., Calgary, Alberta T2P 4G8

and

CIBC MELLON TRUST COMPANY, a trust company incorporated and existing under the laws of Canada (herein called the “Trustee”)

RECITALS OF THE CORPORATION

A.                                    The Corporation deems it necessary for its corporate purposes to create and issue Notes to be created and issued in the manner hereinafter appearing.

B.                                    The Corporation, under the laws relating thereto, is duly authorized to create and issue the Notes to be issued as herein provided.

C.                                    All things necessary have been done to make the Notes, when executed by the Corporation and certified by the Trustee and issued in accordance with the terms of this Indenture, the valid, binding and legal obligations of the Corporation with the benefits and subject to the terms of this Indenture and to make this Indenture a valid and binding Indenture, in accordance with their and its terms.

NOW, THEREFORE, THIS INDENTURE WITNESSES:

In consideration of the premises and the respective agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE 1
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

1.1                               Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)                                 the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(b)                                 all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in Canada consistently applied, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation; and

(c)                                  the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Act”, when used with respect to any Holder, has the meaning specified in Section 1.4.

“Additional Amounts” has the meaning specified in Section 10.10.

“Additional Amounts (U.S.)” has the meaning specified in Section 10.10.

“Additional Notes” means Notes that are issued under a supplemental indenture after the date hereof, which will rank pari passu with the Notes initially issued in all respects, except that interest will only accrue on such Additional Notes as and from the issue date of such Additional Notes or such other date as set forth in the terms of such Additional Notes.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Attributable Debt” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate set forth or implicit in the terms of such transaction or, if not practicable to determine such rate, the weighted average interest rate per annum borne by the Notes, compounded semi-annually, in either case as determined by the principal accounting or financial officer of the Corporation) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

“Board of Directors” means either the board of directors of the Corporation or any duly authorized committee of that board or any designated officers of the Corporation acting pursuant to authority granted by the board of directors of the Corporation or any committee of such board.

“Board Resolution” means a copy of a resolution certified by the Corporate Secretary or an Assistant Secretary of the Corporation to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in Toronto, Ontario or Calgary, Alberta are authorized or obligated by law to close.

“Canada Yield Price” means in respect of any redemption of Notes, a price, as determined by the Independent Investment Banker, equal to the sum of the present values of the remaining scheduled payments of principal and interest on the Notes (not including any portion of the payments of interest accrued as of the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 365 day year) at the Government of Canada Yield, plus 51 basis points.

“Canadian Dollars”, “Cdn$” and “$” each mean lawful money of Canada.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such person, including any preferred stock, but excluding any debt securities convertible into such equity.

“Consolidated Net Tangible Assets” means, as of any particular time, the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom: (a) all current liabilities except for (1) notes and loans payable, (2) current maturities of long-term debt and (3) current maturities of obligations under capital leases; and (b) to the extent included in said aggregate amount of assets, all goodwill, trade names, trademarks, patents, organization expenses, unamortized debt discount and expenses and all other intangible assets, to the extent included in said aggregate amount of assets, all as set forth on the most recent consolidated balance sheet of the Corporation and its consolidated subsidiaries and computed in accordance with GAAP.

“Consolidated Shareholders’ Equity” means, at any date, the aggregate of the dollar amount of the outstanding preferred and common share capital of the Corporation, plus any outstanding warrants exercisable into shares, plus any outstanding debentures or other Debt which are convertible into shares at the option of the Corporation and which have no significant retraction privilege, plus or minus the amount, without duplication of any reinvested earnings or deficit, plus any contributed surplus, plus or minus any cumulative translation adjustment, all as set forth in the most recent audited year-end consolidated balance sheet of the Corporation.

“Corporate Trust Office” means the principal corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at #600, 333 — Seventh Avenue S.W., Calgary, Alberta T2P 2Z1, except that with respect to presentation of Notes for payment or for registration of transfer or exchange, such term shall mean the office or agency of the Trustee at which, at any particular time, its corporate agency business shall be conducted.

“Corporation” means the Person named as the “Corporation” in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Corporation” shall mean such successor Person.

“corporation” includes corporations, associations, companies and business trusts.

“Corporation Request” or “Corporation Order ” means a written request or order signed in the name of the Corporation by its Chairman, its President, any Vice President, its Treasurer or an Assistant Treasurer, and delivered to the Trustee.

“Debt” means notes, bonds, debentures or other similar evidences of indebtedness for money borrowed.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 3.8.

“Depository” means The Canadian Depository for Securities Limited, its nominees and their respective successors.

“Event of Default” has the meaning specified in Section 5.1.

“Excluded Holder” has the meaning specified in Section 10.10.

“Extraordinary Resolution” has the meaning attributed to it in Section 13.13.

“GAAP” means, at any particular time, accounting principles generally accepted in Canada at such time.

“Government of Canada Yield” means, with respect to any Redemption Date, the arithmetic average, as determined by the Independent Investment Banker, of the yield to maturity on the third Business Day preceding the Redemption Date, compounded semi-annually, which a non-callable Government of Canada Bond would carry if issued, in Canadian Dollars in Canada, at 100% of its principal amount on such date with a term to maturity which most closely approximates the remaining term to maturity of the Notes from such day as quoted at by the Reference Dealers at 5:00 p.m. on such day.

“Global Note” has the meaning specified in Section 2.1.

“Holder” means the Person in whose name a Note is registered in the Note Register.

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

“Independent Investment Banker” means one of the Reference Dealers selected by the Corporation.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Notes.

“Maturity”, when used with respect to any Note, means the date on which the principal of such Note or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption or otherwise.

“Necessary Assets” means all assets, including without limitation land, buildings, manufacturing facilities, equipment, control systems, easements and rights of way, permits and other regulatory approvals, pipelines, utilities, pumping and storage facilities, roads, computers and computer software, technology and all other forms of intellectual property, feedstock supply agreements and product sale agreements of any kind (including purchase of feedstock) used or useful in the ownership, operatorship or maintenance of the property acquired, constructed or improved, whether or not in existence prior to such acquisition, construction or improvement.

“Noteholder” means a Person in whose name a Note is registered in the Note Register.

“Note Register” and “Note Registrar” have the respective meanings specified in Section 3.6.

“Noteholders’ Request” means an instrument signed in one or more counterparts by the Holder or Holders of not less than 25% in principal amount of the Notes outstanding for the time being, requesting the Trustee to take some action or proceeding specified therein.

“Notes” means the Notes, including any Additional Notes authenticated and delivered under this Indenture.

“Notice of Default” has the meaning specified in Section 5.1.

“Officer’s Certificate” means a certificate signed by the Chairman, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Corporation, including an employee of the Corporation, and who shall be acceptable to the Trustee, whose acceptance shall not be unreasonably withheld.

“Outstanding”, when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(i)                                     Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii)                                  Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Corporation) in trust or set aside and segregated in trust by the Corporation (if the Corporation shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii)                               Notes, except to the extent provided in Sections 12.2 and 12.3, with respect to which the Corporation has effected defeasance and/or covenant defeasance as provided in Article 12; and

(iv)                              Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands the Notes are valid obligations of the Corporation;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Corporation or any other obligor upon the Notes or any Affiliate of the Corporation or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee knows to be so owned shall be so disregarded.  Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Corporation or any other obligor upon the Notes or any Affiliate of the Corporation or such other obligor.

“Paying Agent” means any Person (including, with respect to payments of interest, the Corporation acting as Paying Agent) authorized by the Corporation to pay the principal of (and premium, if any) or interest on any Notes on behalf of the Corporation.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 3.7 in exchange for a mutilated security or in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

“Qualified Institutional Buyer” has the meaning ascribed thereto in Rule 144A.

“Redemption Date”, when used with respect to any Note to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price”, when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Reference Dealer” means, each of Merrill Lynch Canada Inc. and Scotia Capital Inc. or their respective successors; provided, however, that if both shall cease to be a primary Canadian Government securities dealer in Toronto, Ontario, the Corporation shall substitute for them another Canadian investment dealer.

“Regular Record Date” for the interest payable on any Interest Payment Date means February 13 or August 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

“Responsible Officer”, when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Rule 144A” means Rule 144A promulgated under the U.S. Securities Act and the rules and regulations of the United States Securities and Exchange Commission promulgated thereunder.

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired whereby the Corporation or a Subsidiary transfers such property to a Person and the Corporation or a Subsidiary leases it from such Person, other than leases between the Corporation and a wholly-owned Subsidiary or between wholly-owned Subsidiaries.

“Security Interest” means any mortgage, pledge, lien, conditional sale or other title retention agreement, or other similar security interest.

“Significant Facility” means any plant or other facility of the Corporation or any Subsidiary, whether now owned or hereafter acquired, having a book value as of the date of determination in excess of 10% of Consolidated Net Tangible Assets.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.8.

“Stated Maturity”, when used with respect to any Note or any installment of principal thereof or interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of principal or interest is due and payable.

“Subsidiary” means any corporation of which at the time of determination the Corporation, directly or indirectly through one or more Subsidiaries, owns more than 50% of the shares of Voting Stock.

“Tax Act” means the Income Tax Act (Canada).

“Taxes” has the meaning specified in Section 10.10.

“Trust Indenture Legislation” means, at any time, (i) the provisions of the Division 1 of Part 7 of the Business Corporations Act (Alberta) and regulations thereunder as amended or re-enacted from time to time, and (ii) the provisions of any other applicable statute of Canada or any province thereof and the regulations thereunder, in each case, relating to trust indentures and to the rights, duties, and obligations of trustees under trust indentures and of corporations issuing debt obligations under trust indentures to the extent that such provisions are at such time in force and applicable to this Indenture.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“U.S. Person” has the meaning ascribed thereto in Regulation S under the U.S. Securities Act, which definition includes, but is not limited to, a natural person resident in the United States, an estate or trust of which any executor or administrator or trustee respectively, is a U.S. Person and any partnership or corporation or trustee respectively, is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the United States of America.

“U.S. Securities Act” means the United States Securities Act of 1933, as amended.

“Vice President”, when used with respect to the Corporation or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.

“Voting Stock” means stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person or by such Person and one or more Wholly-Owned Subsidiaries of such Person.

1.2                               Compliance Certificates and Opinions.

(a)                                 Upon any application or request by the Corporation to the Trustee to take any action under any provision of this Indenture, the Corporation shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

(b)                                 Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 10.4) shall include:

(i)                                     a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(ii)                                  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)                               a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)                              a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

1.3                               Form of Documents Delivered to Trustee.

(a)                                 In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

(b)                                 Any certificate or opinion of an officer of the Corporation may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous.  Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Corporation stating that the information with respect to such factual matters is in the possession of the Corporation, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

(c)                                  Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

1.4                               Acts of Holders.

(a)                                 Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Corporation. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favour of the Trustee and the Corporation, if made in the manner provided in this Section.

(b)                                 The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgements of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof.  Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c)                                  The principal amount and serial numbers of Notes held by any Person, and the date of holding the same, shall be proved by the Note Register.

(d)                                 If the Corporation shall solicit from the Holders of Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, otherwise than at a meeting of Noteholders held pursuant to Article 13, the Corporation may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Corporation shall have no obligation to do so.  Such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed.  If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of such record date; provided that no such authorization, waiver, act, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

(e)                                  Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Corporation in reliance thereon, whether or not notation of such action is made upon such Note.

1.5                               Notices, etc., to Trustee and Corporation.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(a)                                 the Trustee by any Holder or by the Corporation shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention:  Manager, Corporate Trust Services, or

(b)                                 the Corporation by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Corporation addressed to it at the address of its principal office specified in the first paragraph of this Indenture, or at any other address previously furnished in writing to the Trustee by the Corporation.

1.6                               Notice to Holders; Waiver.

(a)                                 Where this Indenture provides for notice of any event to Holders by the Corporation or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.  In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.  Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice.  Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(b)                                 In case, by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice for every purpose hereunder.

1.7                               Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

1.8                               Successors and Assigns.

All covenants and agreements in this Indenture by the Corporation shall bind its successors and assigns, whether so expressed or not.

1.9                               Separability Clause.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

1.10                        Benefits of Indenture.

Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Note Registrar and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

1.11                        Governing Law.

This Indenture and the Notes shall be governed by and construed in accordance with the law of the Province of Alberta and the federal laws of Canada applicable therein and shall be treated in all respects as contracts made and performed in the Province of Alberta.  This Indenture is subject to the provisions of Trust Indenture Legislation and shall, to the extent applicable, be governed by such provisions.

1.12                        Legal Holidays.

In any case where any Interest Payment Date, Redemption Date or Stated Maturity or Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal (or premium, if any) or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, or at the Stated Maturity or Maturity; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Stated Maturity or Maturity, as the case may be.

1.13                        Conflict with Trust Indenture Legislation.

If any provision hereof limits, qualifies or conflicts with a provision of Trust Indenture Legislation that is required under such act to be a part of and govern this Indenture, the latter provision shall control.  If any provision of this Indenture modifies or excludes any provision of Trust Indenture Legislation that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

1.14                        Conversion of Currency.

The Corporation covenants and agrees that the following provisions shall apply to conversion of currency in the case of the Notes and this Indenture:

(a)                                  (i)                                     If for the purpose of obtaining judgment in, or enforcing the judgment of, any court in any country, it becomes necessary to convert into a currency (the “Judgment Currency”) an amount due in any other currency (the “Base Currency”), then the conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which the judgment is given or the order of enforcement is made, as the case may be (unless a court shall otherwise determine).

(ii)                                  If there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given or an order of enforcement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, the Corporation will pay such additional (or, as the case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the Judgment Currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in Base Currency originally due.

(b)                                 In the event of the winding-up of the Corporation at any time while any amount or damages owing under the Notes and this Indenture, or any judgment or order rendered in respect thereof, shall remain outstanding, the Corporation shall indemnify and hold the Holders and the Trustee harmless against any deficiency arising or resulting from any variation in rates of exchange between (1) the date as of which the equivalent of the amount in Base Currency due or contingently due under the Notes and this Indenture (other than under this Subsection (b)) is calculated for the purposes of such winding-up and (2) the final date for the filing of proofs of claim in such winding-up. For the purpose of this Subsection (b) the final date for the filing of proofs of claim in the winding-up of the Corporation shall be the date fixed by the liquidator or otherwise in accordance with the relevant provisions of applicable law as being the latest practicable date as at which liabilities of the Corporation may be ascertained for such winding-up prior to payment by the liquidator or otherwise in respect thereto.

(c)                                  The obligations contained in Subsections (a)(ii) and (b) of this Section 1.14 shall constitute separate and independent obligations of the Corporation from its other obligations under the Notes and this Indenture, shall give rise to separate and independent causes of action against the Corporation, shall apply irrespective of any waiver or extension granted by any Holder or the Trustee or either of them from time to time and shall continue in full force and effect notwithstanding any judgment or order or the filing of any proof of claim in the winding-up of the Corporation for a liquidated sum in respect of amounts due hereunder (other than under Subsection (b) above) or under any such judgment or order.  Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Holders or the Trustee, as the case may be, and no proof or evidence of any actual loss shall be required by the Corporation or its liquidator.  In the case of Subsection (b) above, the amount of such deficiency shall not be deemed to be increased or reduced by any variation in rates of exchange occurring between the said final date and the date of any liquidating distribution.

(d)                                 The term “rate(s) of exchange” shall mean the noon rate of exchange quoted by the Bank of Canada for purchases of Base Currency with the Judgment Currency.

(e)                                  The Trustee shall have no duty or liability with respect to monitoring or enforcing this Section 1.14.

1.15                        Language

This document is drawn up in English at the express wish of the parties.  C’est le volanté expresse des parties que cette entente soit redigée en anglais.  In the event of any inconsistency between the English and French versions, if any, of the Notes, the English version shall govern.

ARTICLE 2
NOTE FORMS

2.1                               Forms Generally.

(a)                                  The Notes and the Trustee’s certificate of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes.  Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

(b)                                 The definitive Notes shall be printed, lithographed or engraved on steel-engraved borders or may be produced in any other manner, all as determined by the officers of the Corporation executing such Notes, as evidenced by their execution of such Notes.

(c)                                  Subject as hereinafter provided, the Notes will initially be issued in global form (the “Global Note”).  Such Global Note shall represent such of the Outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of Outstanding Notes from time to time endorsed thereon and that the aggregate amounts of Outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate.  Any endorsement of the Global Note to reflect the amount of any increase or decrease in the amount of Outstanding Notes represented thereby shall be made by the Trustee and Depository in accordance with instructions given by the holder thereof.  The Global Note evidencing the Notes (and all Notes issued in exchange therefor) shall bear the legend indicated in this Article.

2.2                               Form of Face of Note.

The face of the Note is to be substantially in the following form:

(FORM OF FACE OF NOTE)

**     Unless this Note is presented by an authorized representative of The Canadian Depository for Securities Limited (“CDS”) to the Corporation or its agent for registration of transfer, exchange or payment, and any Note issued in respect thereof is registered in the name of CDS & Co., or in such other name as is requested by an authorized representative of CDS (and any payment is made to CDS & Co. or to such other entity as is requested by an authorized representative of CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, CDS & Co., has an interest herein.

** This Note is a Global Note within the meaning of the Indenture hereinafter referred to and is registered in the name of CDS or a nominee of CDS.  This Note is exchangeable for Notes registered in the name of a Person other than CDS or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Note (other than a transfer of this Note as a whole by CDS to a nominee of CDS or by a nominee of CDS to CDS or another nominee of CDS) may be registered except in limited circumstances.

NOVA CHEMICALS CORPORATION

7.85% Senior Notes due 2010

No.                                                                                                                                                                             $•

NOVA Chemicals Corporation, a corporation duly organized and subsisting under the laws of the Province of Alberta, Canada (herein called the “Corporation”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby acknowledges itself indebted and promises to pay to • (the “Holder”) the principal sum of • Canadian Dollars on August 30, 2010, at the office of CIBC Mellon Trust Company in Calgary, Alberta or Toronto, Ontario, and to pay interest thereon on February 28, 2001 and semi-annually thereafter, on February 28 and August 30 in each year, from August 28, 2000, at the rate of 7.85% per annum, until the principal hereof is paid or duly provided for, and (to the extent lawful) to pay on demand interest on any overdue interest at the rate borne by the Notes from the date on which such overdue interest becomes payable to the date payment of such interest has been made or duly provided for.  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the February 13 or August 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.  Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and such defaulted interest, and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes, may be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.  Payment of the principal of (and premium, if any, on) and interest on this Note will be made at the office of CIBC Mellon Trust Company in Calgary, Alberta, or Toronto, Ontario, in such coin or currency of Canada as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Corporation (i) by cheque mailed to the address of the Person entitled thereto as such address shall appear on the Note Register or (ii) by wire transfer to an account maintained by the payee located in Canada if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 days prior to such Stated Maturity.  Any such wire transfer instructions received by the Trustee shall remain in effect until revoked by such Holder.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed under its corporate seal.

Dated:	NOVA CHEMICALS CORPORATION

By

By

** Include if Global Note

2.3                               Form of Reverse of Note.

The reverse of the Note is to be substantially in the following form:

This Note is one of a duly authorized issue of Notes of the Corporation designated as its 7.85% Senior Notes due 2010 (herein called the “Notes”), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $250,000,000, which may be issued under an indenture (herein called the “Indenture”) dated as of August 28, 2000 between the Corporation and CIBC Mellon Trust Company, trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Corporation, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered. In the event of a conflict between this certificate and the Indenture, the terms of the Indenture shall govern.

Pursuant to Section 11.1 of the Indenture, the Notes may be redeemed, at the option of the Corporation, upon not less than 15 nor more than 60 days’ notice, at any time, as a whole or in part, at a Redemption Price equal to the greater of:

(a)                                  100% of the principal amount of the Notes, or

(b)                                 the Canada Yield Price,

plus, in each case, accrued interest thereon to the date of redemption.

The Notes also may be redeemed, at the option of the Corporation, in whole but not in part, at any time following the occurrence of a Redemption Tax Event (as defined below), on not less than 30 days’ and not more than 60 days’ prior written notice, on a redemption date falling on or after the 91st day following the occurrence and during the continuance of a Redemption Tax Event if, within the 90-day period following such Redemption Tax Event, the Corporation is unable to avoid the adverse effect of such Redemption Tax Event by taking some Ministerial Action (as defined in the Indenture) or pursuing some other reasonable measure that will have no adverse effect on the Corporation or the holders of the Notes.  The redemption price for the Notes in such circumstance shall be 100% of the principal amount thereof plus accrued and unpaid interest to, but excluding, the date of redemption.  A “Redemption Tax Event” means that the Corporation shall have delivered to the Trustee an opinion of a nationally recognized independent Canadian tax counsel to the effect that a relevant tax law change has occurred.  A “relevant tax law change” is (i) any amendment to or change (including any announced prospective change) in the laws (or any regulations thereunder) of Canada or any political subdivision or taxing authority thereof or therein, as applicable, or (ii) any amendment to or change in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority including, for greater certainty, an assessment or reassessment of the Corporation by the Canada Customs and Revenue Agency or any federal or provincial taxation authority (and also including the enactment of any legislation and the publication of any judicial decision or regulatory determination), in either case, which amendment or change occurs after the date of the Indenture and as a result of which (assuming that such amendment or change is enacted or is applied to the Corporation) there is more than an insubstantial risk that the Corporation could be denied the deduction of interest paid or payable in respect of the Notes in computing its income for the purposes of the Income Tax Act (Canada) (the “Tax Act”) or a provincial or territorial income tax statute in Canada.

In the case of any redemption of Notes, interest instalments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Notes, or one or more Predecessor Notes, of record at the close of business on the relevant Record Date referred to on the face hereof.  Notes (or portions thereof) for whose redemption provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

If an Event of Default shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Corporation on this Note and (b) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Corporation with certain conditions set forth therein, which provisions apply to this Note.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Corporation and the rights of the Holders under the Indenture at any time by the Corporation and the Trustee with the consent of the Holders of a majority, or in certain circumstances, not less than 66 2/3% of the aggregate principal amount of the Notes at the time Outstanding, whether by resolution in writing or as passed at a meeting of Noteholders.  The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Corporation with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of (and premium, if any, on) and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the Note Register of the Corporation, upon surrender of this Note for registration of transfer at the office or agency of the Trustee maintained for such purpose in the City of Calgary, Alberta, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.  As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any registration of transfer or exchange of Notes, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to the time of due presentment of this Note for registration of transfer, the Corporation, the Trustee and any agent of the Corporation or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Corporation, the Trustee nor any agent shall be affected by notice to the contrary.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

2.4                               Form of Trustee’s Certificate of Authentication.

The Trustee’s certificate of authentication shall be in substantially the following form:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION.

This is one of the Notes referred to in the within-mentioned Indenture.

CIBC MELLON TRUST COMPANY as Trustee

By
Authorized Signing Officer

2.5                               Securities Issued to U.S. Persons

(a)                                  Unless otherwise provided in a Board Resolution, an Officers’ Certificate or in an indenture supplemental hereto in respect of the issue of Additional Notes, the Trustee acknowledges that the Notes have not been and will not be registered under the U.S. Securities Act and may not be offered or sold within the United States, except that the Notes may, subject to any agreement entered into by the Corporation, be offered or sold to Qualified Institutional Buyers under Rule 144A.

Notes transferred to Qualified Institutional Buyers, if any, pursuant to Rule 144A (“Certificated Notes”) will be in fully registered and certificated non-book-entry form, registered in the name of the Holder or its nominee and will bear the legend set out in Subsection 2.5(b).  Subsequent transfers of any such Notes must be made in accordance with the U.S. Securities Act, and (i) if made in compliance with Rule 144A, such a transfer shall be made by physical delivery of certificates representing such Notes, together with a duly executed form of transfer; (ii) if made to a Person other than a U.S. Person in compliance with Rule 904 of Regulation S under the U.S. Securities Act, such a transfer shall be made by physical delivery of certificates representing such Notes, together with a duly executed form of transfer and the declaration contemplated by Section 2.5(c); and (iii) if made within the United States in compliance with Rule 144 under the U.S. Securities Act, such a transfer shall be made by physical delivery of certificates representing such Notes, together with a duly executed form of transfer and the opinion referred to in Subsection 2.5(d).

(b)                                 The certificates representing Notes transferred pursuant to Rule 144A shall be in the form prescribed by Section 2.2 and 2.3 hereof, except that such certificates shall bear a legend in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR UNDER ANY STATE SECURITIES LAWS.  THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE

UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, OR (C) INSIDE THE UNITED STATES IN ACCORDANCE WITH (1) RULE 144A UNDER THE U.S. SECURITIES ACT OR (2) RULE 144 UNDER THE U.S. SECURITIES ACT, IF AVAILABLE.  DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.  A NEW CERTIFICATE, BEARING NO LEGEND, DELIVERY OF WHICH WILL CONSTITUTE “GOOD DELIVERY”, MAY BE OBTAINED FROM CIBC MELLON TRUST COMPANY UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO CIBC MELLON TRUST COMPANY AND THE CORPORATION, TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT.

(c)                                  If any Notes represented by certificates bearing the legend contained in Subsection 2.3(b) are being sold outside the United States in accordance with Rule 904 of Regulation S under the U.S. Securities Act, the transfer may be effected by providing a declaration to the Trustee to the following effect (or as the Corporation may from time to time prescribe):

The undersigned (a) acknowledges that the sale of the securities of NOVA Chemicals Corporation (the “Corporation”) to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “1933 Act”) and (b) certifies that (1) it is not an affiliate of the Corporation (as defined in Rule 405 under the 1933 Act), (2) the offer of such securities was not made to a person in the United States and at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believe that the buyer was outside the United States, and (3) neither the seller nor any affiliate of the seller nor any person acting on any of their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities.  Terms used herein have the meanings given to them by Regulation S under the 1933 Act;

and, upon such declaration being delivered to the Trustee, by the surrender and cancellation of the certificates to be transferred, the Trustee shall make the appropriate annotations to the Global Note, and make the appropriate entries in the book-entry system through CDS.

(d)                                 If any Notes represented by certificates bearing the legend contained in Subsection 2.5(b) are being sold inside the United States pursuant to the exemption from registration under the U.S. Securities Act provided by Rule 144, the legend may be removed from certificates delivered to the transferee by delivery to the Trustee of an opinion of counsel of recognized standing reasonably satisfactory to the Corporation, to the effect that such legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws.

ARTICLE 3
THE NOTES

3.1                               Title and Terms.

(a)                                  The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is limited originally to $250,000,000, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 3.5, 3.6, 3.7, 9.6 or 11.8.

(b)                                 The Notes shall be known and designated as the “7.85% Senior Notes due 2010” of the Corporation.  Their Stated Maturity shall be August 30, 2010, and they shall bear interest at the rate of 7.85% per annum from August 28, 2000, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable on February 28, 2001 and semi-annually thereafter on February 28 and August 30 in each year and at said Stated Maturity, until the principal thereof is paid or duly provided for.

(c)                                  The principal of (and premium, if any) and interest (and Additional Amounts and Additional Amounts (U.S.), if any) on the Notes shall be payable at the office or agency of the Corporation maintained for such purpose in Calgary, Alberta, provided however, that at the option of the Corporation, interest may be paid (i) by cheque mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Note Register or (ii) by wire transfer to an account maintained by the payee located in Canada if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 days prior to such Stated Maturity.  Any such wire transfer instructions received by the Trustee shall remain in effect until revoked by such Holder.

(d)                                 The Notes shall be redeemable as provided in Article 11.

(e)                                  Additional Notes ranking pari passu with the Notes issued on the date hereof may be created and issued from time to time by the Corporation without notice to or consent of the Holders and shall be consolidated with and form a single series with the Notes initially issued and shall have the same terms as to status, redemption or otherwise as the Notes originally issued.  Any Additional Notes shall be issued with the benefit of an indenture supplemental to this Indenture.

3.2                               Denominations.

The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

3.3                               Execution, Authentication, Delivery and Dating.

(a)                                  The Notes shall be executed on behalf of the Corporation by any two of its Chairman, its President or its Vice Presidents, under its corporate seal reproduced thereon.  The signature of any of these officers on the Notes may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Notes.

(b)                                 Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Corporation shall bind the Corporation, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

(c)                                  At any time and from time to time after the execution and delivery of this Indenture, the Corporation may deliver Notes executed by the Corporation to the Trustee for authentication, together with a Corporation Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Corporation Order shall authenticate and deliver such Notes.

(d)                                 Each Note shall be dated the date of its authentication.

(e)                                  No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

3.4                               Global Note.

(a)                                  Except as provided in Section 2.5, the Notes shall be issuable as fully registered global notes (the “Global Note”) with The Canadian Depository for Securities Limited being designated the initial Depository therefor and its nominee, CDS & Co., being registered as the initial holder thereof for each issue, and with the register being maintained by the Trustee at the Corporate Trust Office.

(b)                                 Except as set out in Section 2.5, no purchaser of Notes will be entitled to a certificate or other instrument from the Corporation or CDS evidencing that purchaser’s ownership thereof, and no holder of a beneficial interest in the Notes will be shown on the records maintained by CDS except through book-entry accounts of a participant of CDS acting on behalf of beneficial owners.

(c)                                  Except in the case of U.S. Persons purchasing the Notes under Rule 144A, Certificated Notes will be issued to Holders or their nominees, other than CDS or its nominee, only if (i) required by applicable law, (ii) the depository system of CDS ceases to exist, (iii) the Corporation determines that CDS is no longer willing or able to discharge properly its responsibility as Depository and the Corporation is unable to locate a qualified successor or (iv) the Corporation at its option elects to terminate the book-entry system through CDS.

(d)                                 The Corporation, and the Trustee will not have any liability for (i) records maintained by CDS relating to beneficial interest in the Notes or the book-entry accounts maintained by CDS, (ii) maintaining, supervising or reviewing any records relating to any such beneficial ownership interest, or (iii) any advice or representation made or given by CDS and made or given herein with respect to the rules and regulations of CDS or any action to be taken by CDS or at the direction of the participants.

(e)                                  As long as CDS or its nominee is the registered holder of the Global Note, CDS or its nominee, as the case may be, will be considered to be the sole owner of the Global Note for the purposes of receiving payments of interest on and principal of the Global Note.

3.5                               Temporary Notes.

(a)                                  Pending the preparation of definitive Notes, the Corporation may execute, and upon Corporation Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

(b)                                 If temporary Notes are issued, the Corporation will cause definitive Notes to be prepared without unreasonable delay.  After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Corporation designated for such purpose pursuant to Section 10.2, without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Notes, the Corporation shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations.  Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

3.6                               Registration, Registration of Transfer and Exchange.

(a)                                  The Corporation shall cause to be kept at the office or agency of the Corporation maintained for such purpose pursuant to Section 10.2, which shall initially be the Corporate Trust Office of the Trustee, a register (the register maintained in such office and in any other office or agency designated pursuant to Section 10.2 being herein sometimes referred to as the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Corporation shall provide for the registration of Notes and of transfers of Notes.  The Note Register shall be in written form or any other form capable of being converted into written form within a reasonable time.  At all reasonable times, the Note Register shall be open to inspection by the Trustee.  The Trustee is hereby initially appointed as security registrar (the “Note Registrar”) for the purpose of registering Notes and transfers of Notes as herein provided.

(b)                                 Upon surrender for registration of transfer of any Note at the office or agency of the Corporation designated pursuant to Section 10.2, the Corporation shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee, one or more new Notes of any authorized denomination or denominations of a like aggregate principal amount.

(c)                                  At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency.  Whenever any Notes are so surrendered for exchange, the Corporation shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

(d)                                 All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Corporation, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

(e)                                  Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Corporation or the Note Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Corporation and the Note Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

(f)                                    No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 3.5 or 11.8 not involving any transfer.

(g)                                 Neither the Corporation nor the Trustee shall be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the selection of Notes to be redeemed under Section 11.4 and ending at the close of business on the day of the mailing of the relevant notice of redemption, (ii) to issue, register the transfer of or exchange any Note on any Interest Payment Date, or (iii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

3.7                               Mutilated, Destroyed, Lost and Stolen Notes.

(a)                                  If (i) any mutilated Note is surrendered to the Trustee, or (ii) the Corporation and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Corporation and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Corporation or the Trustee that such Note has been acquired by a bona fide purchaser, the Corporation shall execute and upon Corporation Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

(b)                                 In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Corporation in its discretion may, instead of issuing a new Note, pay such Note.

(c)                                  Upon the issuance of any new Note under this Section, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

(d)                                 Every new Note issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Corporation, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

(e)                                  The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

3.8                               Payment of Interest; Interest Rights Preserved.

(a)                                  Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Corporation maintained for such purpose pursuant to Section 10.2; provided, however, that each installment of interest may at the Corporation’s option be paid by (i) mailing a cheque for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 3.9, to the address of such Person as it appears in the Note Register or (ii) wire transfer to an account maintained by the payee located in Canada if appropriate wire transfer instructions have been received by the Trustee not less than 15 days prior to the Interest Payment Date.

(b)                                 Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the Regular Record Date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”) may be paid by the Corporation, at its election in each case, as provided in clause (i) or (ii) below:

(i)                                     the Corporation may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner.  The Corporation shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Corporation shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided.  Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment.  The Trustee shall promptly notify the Corporation of such Special Record Date, and in the name and at the expense of the Corporation, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner provided for in Section 1.6, not less than 10 days prior to such Special Record Date.  Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (ii); or

(ii)                                  the Corporation may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Corporation to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

(c)                                  Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

3.9                               Persons Deemed Owners.

Prior to the due presentment of a Note for registration of transfer, the Corporation, the Trustee and any agent of the Corporation or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections 3.6 and 3.8) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Corporation, the Trustee or any agent of the Corporation or the Trustee shall be affected by notice to the contrary.  None of the Corporation, the Trustee any Paying Agent or any Note Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.  Notwithstanding the foregoing, with respect to any Global Note, nothing herein shall prevent the Corporation, the Trustee, or any agent of the Corporation or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by any depositary, as a Holder, with respect to such Global Note or impair, as between such depositary and owners of beneficial interests in such Global Note, the operation of customary practices governing the exercise of the rights of such depositary (or its nominee) as Holder of such Global Note.

3.10                        Cancellation.

All Notes surrendered for payment, redemption, registration of transfer or exchange, shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it.  The Corporation may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Corporation may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation of any Notes previously authenticated hereunder which the Corporation has not issued and sold, and all Notes so delivered shall be promptly cancelled by the Trustee.  If the Corporation shall so acquire any of the Notes, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation.  No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture.  Unless by Corporation Order the Corporation directs the return of any cancelled Notes to it, all cancelled Notes held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures and certification of their disposal delivered to the Corporation.

3.11                        Computation of Interest.

Interest on the Notes shall be computed on the basis of a 365 day or 366 day year on a nominal and not effective rate basis. For the purposes of disclosure under the Interest Act (Canada), the yearly rate of interest which is equivalent to the rate payable with respect to any Notes is the rate payable with respect to such Notes multiplied by the actual number of days in the year for which such calculation is made and divided by 365 or 366, as the case may be.

ARTICLE 4
SATISFACTION AND DISCHARGE

4.1                               Satisfaction and Discharge of Indenture.

(a)                                  This Indenture shall upon Corporation Request cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes expressly provided for herein or pursuant hereto) and the Trustee, at the expense of the Corporation, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when:

(i)                                     either:

(A)                              all Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.7 and (ii) Notes for whose payment money has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Corporation and thereafter repaid to the Corporation or discharged from such trust, as provided in Section 10.3) have been delivered to the Trustee for cancellation, or

(B)                                all such Notes not theretofore delivered to the Trustee for cancellation

(1)                                  have become due and payable, or

(2)                                  will become due and payable at their Stated Maturity within one year, or

(3)                                  are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Corporation, and the Corporation, in the case of (1), (2) or (3) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(ii)                                  the Corporation has paid or caused to be paid all other sums payable hereunder by the Corporation; and

(iii)                               the Corporation has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

(b)                                 Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Corporation to the Trustee under Section 6.6 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (i) of this Section, the obligations of the Trustee under Section 4.2 and the last paragraph of Section 10.3 shall survive.

4.2                               Application of Trust Money.

Subject to the provisions of the last paragraph of Section 10.3, all money deposited with the Trustee pursuant to Section 4.1 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the

Corporation acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

ARTICLE 5
REMEDIES

5.1                               Events of Default.

“Event of Default”, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)                                  default in the payment of any interest (including Additional Amounts and Additional Amounts (U.S.)) on any Note when it becomes due and payable, and continuance of such default for a period of 30 days; or

(b)                                 default in the payment of the principal of (or premium, if any, on) any Note at its Maturity; or

(c)                                  default in the performance, or breach, of any covenant or warranty of the Corporation in this Indenture (other than a default in the performance, or breach, of a covenant or warranty a default in the performance of which or the breach of which is specifically dealt with elsewhere in this Section), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Corporation by the Trustee or to the Corporation and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(d)                                 (A) default under any indenture or instrument evidencing or under which the Corporation or any Subsidiary has at the date of this Indenture or shall hereafter have outstanding any Debt (other than an obligation payable on demand or maturing less than 12 months from the date such Debt is incurred) in any individual instance in excess of an amount equal to 5% of Consolidated Shareholders’ Equity shall occur and be continuing and, if such Debt has not already matured in accordance with its terms, such Debt shall have been accelerated so that the same shall be or become due and payable prior to the date on which the same would otherwise have become due and payable, and such acceleration shall not be rescinded or annulled within 15 Business Days after notice thereof shall have been given to the Corporation by the Trustee or the Corporation and the Trustee by the Holders of at least 25% in aggregate principal amount of all Outstanding Notes or (B) default in any payment when due at final maturity of any such Debt, including any applicable grace period; or

(e)                                  the entry of a decree or order by a court having jurisdiction in the premises adjudging the Corporation a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Corporation under the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) or any other applicable insolvency law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

(f)                                    the institution by the Corporation of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) or any other applicable insolvency law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due.

5.2                               Acceleration of Maturity; Rescission and Annulment.

(a)                                  If an Event of Default occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal amount of all the Notes and all interest thereon to be due and payable immediately, by a notice in writing to the Corporation (and to the Trustee if given by Holders), and upon any such declaration such principal amount shall become immediately due and payable.

(b)                                 At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article, the Holders of a majority in principal amount of the Outstanding Notes, by written notice to the Corporation and the Trustee, may rescind and annul such declaration and its consequences if:

(i)                                     the Corporation has paid or deposited with the Trustee a sum sufficient to pay,

(A)                              all overdue interest on all Outstanding Notes,

(B)                                all unpaid principal of (and premium, if any, on) any Outstanding Notes which has become due otherwise than by such declaration of acceleration, and interest on such unpaid principal (and premium, if any) at the rate borne by the Notes,

(C)                                to the extent that payment of such interest is legally enforceable, interest on overdue interest at the rate borne by the Notes, and

(D)                               all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(ii)                                  all Events of Default, other than the non-payment of amounts of principal of (or premium, if any, on) or interest on Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.12.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

5.3                               Collection of Indebtedness and Suits for Enforcement by Trustee.

(a)                                  The Corporation covenants that if:

(i)                                     default is made in the payment of any installment of interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

(ii)                                  default is made in the payment of the principal of (or premium, if any, on) any Note at the Maturity thereof,

the Corporation will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal (and premium, if any) and interest, and interest on any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

(b)                                 If the Corporation fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Corporation or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Corporation or any other obligor upon the Notes, wherever situated.

5.4                               Trustee May File Proofs of Claim.

(a)                                  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Corporation or any other obligor upon the Notes or the property of the Corporation or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Corporation for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(i)                                     to file and prove a claim for the whole amount of principal (and premium, if any, on) and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(ii)                                  to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.6.

(b)                                 Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

5.5                               Trustee May Enforce Claims Without Possession of Notes.

All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the rateable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

5.6                               Application of Money Collected.

Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST:  To the payment of all amounts due the Trustee under Section 6.6;

SECOND:  To the payment of the amounts then due and unpaid for principal of (and premium, if any, on) and interest on the Notes in respect of which or for the benefit of which such money has been collected, rateably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively; and

THIRD:   The balance, if any, to the Corporation or any other Person or Persons entitled thereto.

5.7                               Limitation on Suits.

No Holder of any Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a)                                  such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(b)                                 the Holders of not less than 25% in principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c)                                  such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(d)                                 the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e)                                  no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority or more in principal amount of the Outstanding Notes;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect,  disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and rateable benefit of all the Holders.  However, such limitations do not apply to a suit instituted by the Holder of a Note directly and not through the Trustee for the enforcement of payment of the principal of or any premium or interest on such Note on or after the applicable due date specified in such Note, provided that no such suit may be instituted unless the events described in Sections 5.7(a)-(d), inclusive, have occurred.

5.8                               Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Corporation, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

5.9                               Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 3.7, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

5.10                        Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

5.11                        Control by Holders.

The Holders of not less than a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that:

(a)                                  such direction shall not be in conflict with any rule of law or with this Indenture,

(b)                                 the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

(c)                                  the Trustee need not take any action which might involve it in personal liability.

5.12                        Waiver of Past Defaults.

(a)                                  Subject to Section 5.2, the Holders of not less than 66 2/3% of the principal amount of the Outstanding Notes may on behalf of the Holders of all Notes waive any past default hereunder and its consequences, except a default:

(i)                                     in respect of the payment of the principal of (or premium, if any, on) or interest on any Note, or

(ii)                                  in respect of a covenant or provision hereof which under Article 9 cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

(b)                                 Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

5.13                        Waiver of Stay or Extension Laws.

The Corporation covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Corporation (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 6
THE TRUSTEE

6.1                               Notice of Defaults.

Within 90 days after the occurrence of any Default hereunder, the Trustee shall give notice to the Holders of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of (or premium, if any) or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders; and provided further that, in the case of any default of the character specified in Section 5.1(c), no such notice to Holders shall be given until at least 30 days after the occurrence thereof.

6.2                               Certain Rights of Trustee.

(a)                                  Subject to the provisions of Trust Indenture Legislation:

(i)                                     the Trustee may rely on and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii)                                  any request or direction of the Corporation mentioned herein shall be sufficiently evidenced by a Corporation Request or Corporation Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(iii)                               whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate;

(iv)                              the Trustee may consult with legal counsel or other experts or advisors and the written advice of such counsel, experts or advisors or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(v)                                 the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(vi)                              the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Corporation, personally or by agent or attorney;

(vii)                           the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

(viii)                        the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(b)                                 The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

6.3                               Trustee Not Responsible for Recitals or Issuance of Notes.

The recitals contained herein and in the Notes, except for the Trustee’s certificates of authentication, shall be taken as the statements of the Corporation, and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder.  The Trustee shall not be accountable for the use or application by the Corporation of Notes or the proceeds thereof.

6.4                               May Hold Notes.

The Trustee, any Paying Agent, any Note Registrar or any other agent of the Corporation or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Trust Indenture Legislation, may otherwise deal with the Corporation with the same rights it would have if it were not Trustee, Paying Agent, Note Registrar or such other agent.

6.5                               Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.  The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Corporation.

6.6                               Compensation and Reimbursement.

(a)                                  The Corporation agrees:

(i)                                     to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(ii)                                  except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel or other experts or advisors), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

(iii)                               to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

(b)                                 The obligations of the Corporation under this Section to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture.  As security for the performance of such obligations of the Corporation, the Trustee shall have a claim prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any, on) or interest on particular Notes.

(c)                                  When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.1(e) or (f), the expenses (including the reasonable charges and expenses of its counsel) of and the compensation for such services are intended to constitute expenses of administration under any applicable United States Federal or State, or any Canadian bankruptcy, insolvency or other similar law.

(d)                                 The provisions of this Section shall survive the termination of this Indenture and removal or resignation of the Trustee.

6.7                               Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee with respect to the Notes issued hereunder which shall at all times be a body corporate incorporated under the laws of Canada or a province thereof and authorized to carry on the business of a trust company in all of the provinces of Canada.  The Corporation may not, nor may any Person directly or indirectly controlling, controlled by, or under common control with the Corporation, serve as Trustee.  In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 6.8.

6.8                               Resignation and Removal; Appointment of Successor.

(a)                                  No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.9.

(b)                                 The Trustee may resign at any time by giving written notice thereof to the Corporation.  If the instrument of acceptance by a successor Trustee required by Section 6.9 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may at the expense of the Corporation petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c)                                  The Trustee may be removed at any time by an Extraordinary Resolution of the Holders, delivered to the Trustee and to the Corporation.

(d)                                 If at any time the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Corporation, by a Board Resolution, may remove the Trustee, or (ii) any Holder, upon Noteholders’ Request on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e)                                  If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Corporation, by a Board Resolution, shall promptly appoint a successor Trustee.  If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Corporation and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Corporation.  If no successor Trustee shall have been so appointed by the Corporation or the Holders and accepted appointment in the manner hereinafter provided, any Holder upon Noteholders’

Request, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f)                                    The Corporation shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders of Notes in the manner provided for in Section 1.6.  Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

6.9                               Acceptance of Appointment by Successor.

(a)                                  Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Corporation and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Corporation or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.  Upon request of any such successor Trustee, the Corporation shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

(b)                                 No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

6.10                        Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any document or any further act on the part of any of the parties hereto.  In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.  In case any of the Notes shall not have been authenticated by such predecessor Trustee, any successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee.  In all such cases such certificates shall have the full force and effect that this Indenture provides for the certificate of authentication of the Trustee; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

ARTICLE 7
HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND CORPORATION

7.1                               Trustee to Furnish Corporation Names and Addresses of Holders.

The Trustee will furnish or cause to be furnished to the Corporation:

(a)                                  at such times as the Trustee is acting as Note Registrar, on each Record Date a list, in such form as the Corporation may reasonably require, of the names and addresses of Holders as of such Record Date; provided, however, that the Trustee shall not be obligated to furnish or cause to be furnished such list at any time that the list shall not differ in any respect from the most recent list furnished to the Corporation by the Trustee; and

(b)                                 at such other times as the Corporation may request in writing within 30 days after the receipt by the Trustee of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished.

7.2                               Preservation of Informal Communications with Noteholders.

(a)                                  The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders and as to the names and addresses of Holders received by the Trustee in its capacity as Note Registrar (if acting in such capacity).

(b)                                 The Corporation may destroy any list furnished to it as provided in Section 7.1 upon receipt of a new list so furnished.

7.3                               Disclosure of Names and Addresses of Holders.

Every Holder of Notes, by receiving and holding the same, agrees with the Corporation and the Trustee that none of the Corporation or the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Trust Indenture Legislation; and consents to such disclosure or mailing.

7.4                               Reports by Corporation.

The Corporation shall:

(a)                                  file with the Trustee, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing) which the Corporation may be required to file pursuant to Trust Indenture Legislation or, if the Corporation is not required to file any such information, documents or reports pursuant thereto, then it shall file with the Trustee such of the supplementary and periodic information, documents and reports which may be required to be delivered by the Corporation to its shareholders pursuant to applicable securities laws;

(b)                                 file with the Trustee and any prescribed regulatory authority, in accordance with rules and regulations prescribed from time to time in accordance with Trust Indenture Legislation, such additional information, documents and reports with respect to compliance by the Corporation with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(c)                                  transmit by mail to all Holders, in accordance with Trust Indenture Legislation, such summaries of any information, documents and reports required to be filed by the Corporation pursuant to paragraphs (a) and (b) of this Section as may be required.

ARTICLE 8
CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

8.1                               Corporation May Consolidate, etc., Only on Certain Terms.

The Corporation shall not amalgamate or consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any other Person, unless:

(i)                                     the Person formed by such consolidation or amalgamation or into which the Corporation is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Corporation substantially as an entirety shall be a corporation, partnership, or trust organized and existing under the laws of Canada or any province or territory thereof, the United States of America or any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the Corporation’s obligations for the due and punctual payment of the principal of (premium, if any), and interest on all the Notes and the performance and observance of every covenant of this Indenture on the part of the Corporation to be performed or observed;

(ii)                                  immediately after giving effect to such transaction, no Default or Event of Default shall have happened and be continuing; and

(iii)                               the Corporation shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the amalgamation, consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

This Section shall only apply to a merger, amalgamation or consolidation in which the Corporation is not the surviving corporation and to conveyances, leases and transfers by the Corporation as transferor or lessor.

8.2                               Successor Person Substituted.

Upon any consolidation or amalgamation by the Corporation with or merger by the Corporation into any other corporation or any conveyance, transfer or lease of the properties and assets of the Corporation substantially as an entirety to any Person in accordance with Section 8.1, the successor Person formed by such consolidation or amalgamation or into which the Corporation is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Corporation under this Indenture with the same effect as if such successor Person had been named as the Corporation herein, and in the event of any such conveyance or transfer, the Corporation (which term shall for this purpose mean the Person named as the “Corporation” in the first paragraph of this Indenture or any successor Person which shall theretofore become such in the manner described in Section 8.1), except in the case of a lease, shall be discharged of all obligations and covenants under this Indenture and the Notes and the coupons and may be dissolved and liquidated.

8.3                               Securities to be Secured in Certain Events.

If, as a result of any amalgamation or consolidation of the Corporation with or merger of the Corporation with any other Person, or upon any conveyance, lease or transfer of the property of the Corporation as an entirety or substantially as an entirety to any other Person, any properties or assets of the Corporation would become subject to a mortgage, pledge, charge, security interest or other encumbrance securing

Debt, then unless such mortgage, pledge, charge, security interest or other encumbrance could be created without equally and rateably securing the Notes under Section 10.6, the Corporation or such successor Person, as the case may be, prior to or simultaneously with such amalgamation, consolidation, merger, conveyance, lease or transfer, shall, with respect to such properties or assets, secure the Notes hereunder equally and rateably with (or prior to) all such Debt which upon such amalgamation, consolidation, merger, conveyance, lease or transfer is to become secured as to such properties or assets, or will cause such Notes to be so secured.

ARTICLE 9
SUPPLEMENTAL INDENTURES

9.1                               Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders, the Corporation, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, for any of the following purposes:

(a)                                  to evidence the succession of another Person to the Corporation in accordance with this Indenture and the assumption by any such successor of the covenants of the Corporation contained herein and in the Notes; or

(b)                                 to add to the covenants of the Corporation for the benefit of the Holders or to surrender any right or power herein conferred upon the Corporation; or

(c)                                  to add any additional Events of Default; or

(d)                                 to evidence and provide for the acceptance of appointment hereunder by a successor Trustee pursuant to the requirements of Section 6.9; or

(e)                                  to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture; provided that such action shall not adversely affect the interests of the Holders in any material respect; or

(f)                                    to secure the Notes pursuant to the requirements of Section 8.1, 10.6, 10.7 or otherwise; or

(g)                                 to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of Notes pursuant to Article 12; provided that such action shall not adversely affect the interests of Holders in any material respect.

9.2                               Supplemental Indentures with Consent of Holders.

(a)                                  With the consent of the Holders by Extraordinary Resolution, the Corporation, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

(i)                                     change the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount of, or the premium, if any, or any interest on any Note, including the requirement of the Corporation to pay Additional Amounts or Additional Amounts (U.S.), or reduce the rate of interest thereon or the amount payable upon the acceleration of any Stated Maturity or the amount thereof provable in bankruptcy pursuant to Section 5.4, or the amount of any accrued and unpaid interest thereon, or change the place of payment or currency in which any Note or any principal, (or premium, if any), or interest thereon is payable, or impair the right to institute suit for the enforcement of any payment with respect to the Notes, or

(ii)                                  reduce the percentage in principal amount of the Outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or for any waiver (of compliance with certain provisions of this Indenture applicable to such Note or certain defaults hereunder and their consequences) provided for in this Indenture, or

(iii)                               modify any of the provisions of this Section or Sections 5.7, 5.12, 10.9 and 13.13(a), except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby, or

(iv)                              modify the provisions of Sections 10.10.

(b)                                 It shall not be necessary for any Extraordinary Resolution under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

9.3                               Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture.  The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

9.4                               Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

9.5                               Conformity with Trust Indenture Legislation.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of Trust Indenture Legislation as then in effect.

9.6                               Reference in Notes to Supplemental Indentures.

Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, in accordance with an Opinion of Counsel, bear a notation as to any matter provided for in such supplemental indenture.  If the Corporation shall so determine, new Notes so modified as to conform, in the Opinion of Counsel, to any such supplemental indenture may be prepared and executed by the Corporation and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

9.7                               Notice of Supplemental Indentures.

Promptly after the execution by the Corporation and the Trustee of any supplemental indenture pursuant to the provisions of Section 9.2, the Corporation shall give notice thereof to the Holders of each Outstanding Note affected, in the manner provided for in Section 1.6, setting forth in general terms the substance of such supplemental indenture.

ARTICLE 10
COVENANTS

10.1                        Payment of Principal, Premium, if any, and Interest.

The Corporation covenants and agrees for the benefit of the Holders that it will duly and punctually pay the principal of (and premium, if any, on) and interest on the Notes in accordance with the terms of the Notes and this Indenture.

10.2                        Maintenance of Office or Agency.

(a)                                  The Corporation will maintain in the City of Calgary, Alberta or the City of Toronto, Ontario, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Corporation in respect of the Notes and this Indenture may be served.  The Corporate Trust Office of the Trustee shall be such office or agency of the Corporation, unless the Corporation shall designate and maintain some other office or agency for one or more of such purposes.  The Corporation will give prompt written notice to the Trustee of any change in the location of any such office or agency.  If at any time the Corporation shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Corporation hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

(b)                                 The Corporation may also from time to time designate one or more other offices or agencies (in or outside of the City of Calgary, Alberta or the City of Toronto, Ontario) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Corporation of its obligation to maintain an office or agency in the City of Calgary, Alberta, or the City of Toronto, Ontario for such purposes.  The Corporation will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

10.3                        Money for Note Payments to Be Held in Trust.

(a)                                  If the Corporation shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (or premium, if any, on) or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of (or premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

(b)                                 Whenever the Corporation shall have one or more Paying Agents for the Notes, it will, on or before each due date of the principal of (or premium, if any, on), or interest on, any Notes, deposit with a Paying Agent a sum sufficient to pay the principal (or premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Corporation will promptly notify the Trustee of such action or any failure so to act.

(c)                                  The Corporation will cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(i)                                     hold all sums held by it for the payment of the principal of (and premium, if any, on) or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(ii)                                  give the Trustee notice of any default by the Corporation (or any other obligor upon the Notes) in the making of any payment of principal (and premium, if any) or interest; and

(iii)                               at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

(d)                                 The Corporation may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Corporation Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Corporation or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Corporation or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

(e)                                  Any money deposited with the Trustee or any Paying Agent, or then held by the Corporation, in trust for the payment of the principal of (or premium, if any, on) or interest on any Note and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Corporation on Corporation Request, or (if then held by the Corporation) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Corporation for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Corporation as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Corporation cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the City of Calgary, Alberta and the City of Toronto, Ontario, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Corporation.

10.4                        Statement as to Compliance.

The Corporation will deliver to the Trustee, within 120 days after the end of each fiscal year, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Corporation’s compliance with all conditions and covenants under this Indenture, specifying all known defaults.  For purposes of this Section 10.4, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

10.5                        Corporate Existence.

Subject to Article 8, the Corporation will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the rights (charter and statutory) and franchises of the Corporation; provided, however, that the Corporation shall not be required to preserve any such right or franchise if the Corporation shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Corporation and its Subsidiaries as a whole.

10.6                        Negative Pledge.

The Corporation will not, and will not permit any Subsidiary to, create any Security Interest on any of its property or assets (including Capital Stock), whether owned on the date hereof or thereafter acquired, to secure any Debt unless at the same time it shall secure equally and rateably with such Debt all Notes then Outstanding by the same instrument or by other instrument for so long as such obligation is secured; provided that this covenant shall not hinder or prevent the sale of any property or assets of the Corporation (except in the case of a sale in connection with a transaction prohibited by Section 10.7) or hinder or prevent:

(a)                                  Security Interests existing on the date of initial issuance of the Notes;

(b)                                 Security Interests on any property, Capital Stock, or other assets existing at the time of acquisition thereof by the Corporation or any Subsidiary (which may include property previously leased by the Corporation or any Subsidiary and leasehold interests thereon, provided that the lease terminates prior to the acquisition);

(c)                                  Security Interests on property, Capital Stock, or other assets of a corporation or other entity existing at the time such corporation or other entity is merged into or consolidated with the Corporation or any Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation or other entity as an entirety or substantially as an entirety to the Corporation or any Subsidiary;

(d)                                 Security Interests on property, Capital Stock or other assets (“Secured Projects”) acquired, constructed or improved by the Corporation or any Subsidiary after the initial issuance of the Notes which are created or assumed contemporaneously with, or within 270 days after such acquisition (or, in the case of property or other assets constructed or improved, within 270 days after the completion or commencement of commercial operation of such property or other assets, whichever is later) to secure or provide for the payment of any part of the purchase price of such property, Capital Stock, or other assets or cost of such construction or improvement; provided that if a commitment to so finance such a payment is obtained prior to or within such 270 day period and the related Security Interest is created within 90 days after the expiration of the 270 day period, the applicable Security Interest shall be deemed to be included in this clause (d); and provided further that such Security Interests may also extend to: (a) any Necessary Assets; provided that the instrument granting such Security Interests does not materially impair the continued operation of each Significant Facility requiring or dependent on such

Necessary Assets notwithstanding a default under such instrument or acceleration of the obligations secured thereby; (b) any unimproved real property theretofore owned by the Corporation or any Subsidiary, on which the property so constructed, or the improvement is located; and (c) contract rights (including revenue therefrom) of the Corporation or any Subsidiary directly related to such Secured Projects;

(e)                                  Security Interests securing Debt issued pursuant to a receivables facility or similar credit arrangement which provides for Debt issued by the Corporation or any Subsidiary thereunder and interest thereon and related obligations to be secured by a pledge of receivables of the Corporation or any Subsidiary in accordance with an indenture or other agreement and which further provides that the holder of interests in the trust created pursuant to such indenture or other agreement is to be entitled to a first call on the proceeds of any enforcement of the security under the indenture or other agreement that are attributable to receivables of the Corporation or any Subsidiary;

(f)                                    the granting of any security, whether by way of letter of credit, surety bond or otherwise, which is posted or granted pursuant to a court order or agreement with a third Person in the context of a dispute by the Corporation or any Subsidiary of the claims by a third Person purportedly arising in the ordinary course of business of, or incident to current construction by, the Corporation or any Subsidiary;

(g)                                 the deposit of cash, letters of credit, surety bonds, labour and material bonds, or any other security in connection with contracts (other than for the payment of Debt) or tenders in the ordinary course of business or to secure margin accounts in the ordinary course of business, workmen’s compensation, surety or appeal bonds, costs of litigation required by law, public and statutory obligations, liens or claims whether arising at common law, equity or pursuant to statute whether incident to current construction or otherwise, including but not limited to mechanics’, workmens’, carriers’ and other similar liens;

(h)                                 Security Interests securing Debt or other obligations of a Subsidiary owing to the Corporation or a wholly owned Subsidiary;

(i)                                     Security Interests on or other conveyances of property or other assets owned by the Corporation or any Subsidiary in favour of the Government of Canada or any Province or Territory thereof or the United States of America or any State, territory or possession thereof (or the District of Columbia), or any department, agency, instrumentality or political subdivision of the Government of Canada or any Province or Territory thereof or the United States of America or any State, territory or possession thereof (or the District of Columbia), to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Debt incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of the property subject to such Security Interests; or

(j)                                     any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Security Interest referred to in the foregoing clauses (a) to (i), inclusive, without increase of the principal of the Debt secured thereby; provided, however, that such extension, renewal or replacement shall be limited to all or a part of the property or other assets which secured the Security Interest so extended, renewed or replaced (plus improvements on such property or other assets); and provided, further, that any Security Interest permitted by any of the foregoing clauses (a) to (i), inclusive, of this Section 10.6 shall not extend to or cover any property of the

Corporation or any Subsidiary other than the property specified in such clauses and improvements thereto.

Notwithstanding the foregoing provisions or the provisions of Section 10.7, the Corporation or any Subsidiary may issue, incur, create, assume or guarantee Debt secured by Security Interests which would otherwise be subject to the foregoing restrictions and enter into any Sale/Leaseback Transaction that would otherwise be prohibited by Section 10.7 in an aggregate amount which, together with all other outstanding Debt of the Corporation and each Subsidiary or any of them which (if originally issued, incurred, created, assumed or guaranteed at such time) would otherwise be subject to the foregoing restrictions under any of clauses (a) through (j) above and the aggregate Attributable Debt of all such Sale/Leaseback Transactions of the Corporation and each Subsidiary or any of them at any one time outstanding together, does not at the time exceed 10% of Consolidated Net Tangible Assets of the Corporation.

10.7                        Limitation on Sale/Leaseback Transactions.

The Corporation shall not, and shall not permit any Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless (i) the Corporation or such Subsidiary would be entitled to create Security Interests on such property securing such Attributable Debt without equally and rateably securing the Notes pursuant to the covenant described under Section 10.6 or (ii) the net cash proceeds received by the Corporation or any Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair value (as determined by the board of directors of the Corporation or, as the case may be, such Subsidiary) of such property, and the Corporation or such Subsidiary shall apply or cause to be applied, in the case of a sale or transfer for cash, an amount equal to the net proceeds thereof and, in the case of a sale or transfer otherwise than for cash, an amount equal to the fair market value of the property so leased, to the retirement, within 180 days after the effective date of such Sale/Leaseback Transaction, of the Notes subject to the provisions of Article Eleven or Debt of the Corporation ranking on a parity with the Notes and owing to a Person other than the Corporation or any Affiliate of the Corporation or to the construction or improvement of real property or personal property used in the ordinary course of business.  These restrictions will not apply to (a) transactions providing for a lease for a term, including any renewal thereof, of not more than three years; (b) transactions between the Corporation and a Subsidiary or between Subsidiaries; and (c) transactions between the Corporation and a joint venture, partnership or other association or affiliation in which the Corporation has at least a 50% interest, directly or indirectly, entered into for operational or strategic reasons and not for financing reasons; provided, however, that the aggregate Attributable Debt of all Sale/Leaseback Transactions incurred pursuant to this clause (c) does not at any one time in the aggregate exceed 5% of Consolidated Net Tangible Assets of the Corporation.

10.8                        Intentionally Deleted.

10.9                        Waiver of Certain Covenants.

The Corporation may omit in any particular instance to comply with any term, provision or condition set forth in Section 8.1 or Sections 10.5 to 10.7, inclusive, if before the time for such compliance the Holders by Extraordinary Resolution, waive such compliance in such instance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Corporation and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

10.10                 Additional Amounts.

(a)                                  All payments made by or on behalf of the Corporation under or with respect to the Notes will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other government charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of the Government of Canada or of any province or territory thereof or by any authority or agency therein or thereof having power to tax (“Taxes”) unless the Corporation is required to withhold or deduct Taxes by law or by the interpretation or administration thereof by the relevant government authority or agency.  If the Corporation is so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Notes, the Corporation will pay as additional interest such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each holder of Notes after such withholding or deduction (including with respect to Additional Amounts) will not be less than the amount the holder of Notes would have received if such Taxes had not been withheld or deducted (a similar indemnity will also be provided to holders of Notes that are exempt from withholding but are required to pay tax directly on amounts otherwise subject to withholding); provided, however, that no Additional Amounts will be payable with respect to a payment made to a holder of Notes (an “Excluded Holder”) in respect of the beneficial owner thereof (i) with which the Corporation does not deal at arm’s length (for purposes of the Tax Act) at the time of the making of such payment, (ii) which is subject to such Taxes by reason of its failure to comply with any certification, identification, information, documentation or other reporting requirement if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in the rate of deduction or withholding of, such Taxes or (iii) which is subject to such Taxes by reason of its carrying on business in or being connected in any way with Canada or any province or territory thereof otherwise than by the mere holding of Notes or the receipt of payment thereunder.

(b)                                 The Corporation will, subject to the exceptions and limitations set forth below, pay as additional interest on the Notes, such additional amounts (“Additional Amounts (U.S.)”) as are necessary in order that the net payment by the Corporation or a paying agent of the principal of and interest on the Notes to a Holder who is a non-United States person (as defined below), after deduction for any present or future tax, assessment or other governmental charge of the United States or a political subdivision or taxing authority thereof or therein, imposed by withholding with respect to the payment, will not be less than the amount provided in the Notes to be then due and payable; provided, however, that the foregoing obligation to pay Additional Amounts (U.S.) shall not apply:

(i)                                    to any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the Holder, or a fiduciary, settlor, beneficiary, member or shareholder of the Holder if the Holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:

(A)                              being or having been present or engaged in a trade or business in the United States or having had a permanent establishment in the United States;

(B)                                having a current or former relationship with the United States, including a relationship as a citizen or resident thereof;

(C)                               being or having been a “10-percent shareholder” of the Corporation as defined in section 871(h)(3) of the United States Internal Revenue Code or any successor provision; or

(D)                              being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

(ii)                                to any Holder that is not the sole beneficial owner of the Note, or a portion thereof, or that is a fiduciary or partnership, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership would not have been entitled to the payment of an Additional Amount (U.S.) had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

(iii)                             to any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the failure of the holder or any other person to comply with certification, identification or information reporting requirements requested by the Corporation concerning the nationality, residence, identity or connection with the United States of the Holder or beneficial owner of such Note, if compliance is required by statute, by regulation of the United States Treasury department or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;

(iv)                             to any tax, assessment or other governmental charge that is imposed otherwise than by withholding by the Corporation or a paying agent from the payment;

(v)                                to any tax, assessment or other governmental charge that is imposed or withheld solely by reason of a change in law, regulation, or judicial interpretation that becomes effective more than 30 days after the payment becomes due or is duly provided for, whichever occurs later;

(vi)                             to any estate, inheritance, gift, sales, excise, transfer, wealth or personal property tax or similar tax, assessment or other governmental charge; or

(vii)                          in the case of any combination of items (i), (ii) (iii), (iv), (v) and (vi).

Except as specifically provided herein, the Corporation shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or a political subdivision or taxing authority thereof or therein.

The term “United States” means the United States of America (including the States and the District of Columbia) and its territories, its possessions and other areas subject to its jurisdiction, “United States person” means any individual who is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), any estate the income of which is subject to United States federal income taxation regardless of its source, or any trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.  Notwithstanding the preceding sentence, to the extent provided in the Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date that elect to continue to be treated as United States persons, will also be United States persons.  “Non-United States person” means a person who is not a United States person.

(c)                                  The Corporation will make such withholding or deduction and remit the full amount deducted or withheld to the relevant authority as and when required in accordance with applicable law.  The Corporation will pay all taxes, interest and other liabilities which arise by virtue of any failure of the Corporation to withhold, deduct and remit to the relevant authority on a timely basis the full amounts required in accordance with applicable law.  The Corporation will furnish to the holder of the Notes, within 30 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Corporation.

(d)                                 The Corporation will indemnify and hold harmless each Holder (other than all Excluded Holders and any Holders to which the obligation to pay Additional Amounts (U.S.) shall not apply) for the amount of (1) any Taxes required to be but not withheld or deducted by the Corporation and levied or imposed and paid by such Holder as a result of payments made under or with respect to the Notes, (2) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, and (3) any Taxes imposed with respect to any reimbursement under clauses (1) or (2) of this paragraph (d) of this Section 10.10.

(e)                                  At least 30 days prior to each date on which any payment under or with respect to the Notes is due and payable, if the Corporation is aware that it will be obligated to pay Additional Amounts or Additional Amounts (U.S.) with respect to such payment, the Corporation will deliver to the Trustee an Officers’ Certificate stating the fact that such Additional Amounts or Additional Amounts (U.S.) will be payable, the amounts so payable and setting forth such other information necessary to enable the Trustee to pay such Additional Amounts or Additional Amounts (U.S.) to eligible Holders on the payment date. Whenever in this Indenture there is mentioned, in any context, the payment of principal (and premium, if any), interest or any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Additional Amounts or Additional Amounts (U.S.) provided for in this Section 10.10 to the extent that, in such context, Additional Amounts or Additional Amounts (U.S.) are, were or would be payable in respect thereof.

(f)                                    The obligations in this Section 10.10 shall survive any termination, defeasance or discharge of this Indenture.

ARTICLE 11
REDEMPTION OF NOTES

11.1                        Right of Redemption.

(a)                                  The Notes may be redeemed, at the option of the Corporation, at any time as a whole or from time to time in part, at a Redemption Price equal to the greater of:

(i)                                     100% of the principal amount of the Notes, or

(ii)                                  the Canada Yield Price,

plus, in each case, accrued interest thereon to the date of redemption.

(b)                                 The Notes also may be redeemed, at the option of the Corporation, in whole but not in part, at any time following the occurrence of a Redemption Tax Event (as defined below), on not less than 30 days’ and not more than 60 days’ prior written notice, on a redemption date falling on or after the 91st day following the occurrence and during the continuance of a Redemption Tax Event if, within the 90-day period following such Redemption Tax Event, the Corporation is unable to avoid the adverse effect of such Redemption Tax Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other reasonable measure in each case which has no adverse effect on the Corporation or the holders of the Notes (such action or other measure being referred to herein, collectively, as a “Ministerial Action”).  The Redemption Price for the Notes in such circumstance shall be 100% of the principal amount thereof plus accrued and unpaid interest to, but excluding, the date of redemption.

(c)                                  A “Redemption Tax Event” means that the Corporation shall have delivered to the Trustee an opinion of a nationally recognized independent Canadian tax counsel to the effect that a relevant tax law change has occurred.  A “relevant tax law change” is (i) any amendment to or change (including any announced prospective change) in the laws (or any regulations thereunder) of Canada or any political subdivision or taxing authority thereof or therein, as applicable, or (ii) any amendment to or change in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority including, for greater certainty, an assessment or reassessment of the Corporation by the Canada Customs and Revenue Agency or any federal or provincial taxation authority (and also including the enactment of any legislation and the publication of any judicial decision or regulatory determination), in either case, which amendment or change occurs after the date of the Indenture and as a result of which (assuming that such amendment or change is enacted or is applied to the Corporation) there is more than an insubstantial risk that the Corporation could be denied the deduction of interest paid or payable in respect of the Notes in computing its income for the purposes of the Income Tax Act (Canada) (the “Tax Act”) or a provincial or territorial income tax statute in Canada.

11.2                        Applicability of Article.

Redemption of Notes at the option of the Corporation or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

11.3                        Election to Redeem; Notice to Trustee.

The exercise by the Corporation of an option to redeem any Notes pursuant to Section 11.1 shall be evidenced by a Board Resolution.  In case of any redemption at the option of the Corporation, the Corporation shall, at least 60 days prior to the Redemption Date fixed by the Corporation (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Notes to be redeemed pursuant to Section 11.4.  In the event that the Corporation elects to redeem the Notes pursuant to clause (b) of Section 11.1, the Corporation shall deliver to the Trustee an Officer’s Certificate stating that the Corporation is authorized to redeem the Notes pursuant to their terms.

11.4                        Selection by Trustee of Notes to Be Redeemed.

(a)                                  If less than all the Notes are to be redeemed, the particular Notes to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Notes not previously called for redemption, by lot; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than $1,000.

(b)                                 The Trustee shall promptly notify the Corporation in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

(c)                                  For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

11.5                        Notice of Redemption.

(a)                                  Notice of redemption shall be given in the manner provided for in Section 1.6 at least 15 (or in the case of a redemption pursuant to clause (b) of Section 11.1, 30) but not more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed.

(b)                                 All notices of redemption shall state:

(i)                                   the Redemption Date,

(ii)                                the Redemption Price and the amount of accrued interest to the Redemption Date payable as provided in Section 11.7, if any,

(iii)                             if less than all Outstanding Notes are to be redeemed, the identification (and, in the case of a partial redemption, the principal amounts) of the particular Notes to be redeemed,

(iv)                              in case any Note is to be redeemed in part only, the notice which relates to such Note shall state that on and after the Redemption Date, upon surrender of such Note, the holder will receive, without charge, a new Note or Notes of authorized denominations for the principal amount thereof remaining unredeemed,

(v)                                 that on the Redemption Date, the Redemption Price (and accrued interest, if any, to the Redemption Date payable as provided in Section 11.7) will become due and payable upon each such Note, or the portion thereof, to be redeemed, and that interest thereon will cease to accrue on and after said date, and

(vi)                              the place or places where such Notes are to be surrendered for payment of the Redemption Price and accrued interest, if any.

(c)                                  Notice of redemption of Notes to be redeemed at the option of the Corporation shall be given by the Corporation or, at the Corporation’s request, by the Trustee in the name and at the expense of the Corporation, provided the Trustee is given five Business Days notice.

11.6                        Deposit of Redemption Price.

Prior to any Redemption Date, the Corporation shall deposit with the Trustee or with a Paying Agent (or, if the Corporation is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.3) an amount of money sufficient to pay the Redemption Price of, and accrued interest on, all the Notes which are to be redeemed on that date.

11.7                        Notes Payable on Redemption Date.

(a)                                  Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Corporation shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest.  Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Corporation at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that instalments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable (but without interest thereon, unless the Corporation shall default in the payment thereof) to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.8.

(b)                                 If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any,) shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes.

11.8                        Notes Redeemed in Part.

Any Note which is to be redeemed only in part shall be surrendered at the office or agency of the Corporation maintained for such purpose pursuant to Section 10.2 (with, if the Corporation or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Corporation and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Corporation shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to the unredeemed portion of the principal of the Note so surrendered.

ARTICLE 12
DEFEASANCE AND COVENANT DEFEASANCE

12.1                        Corporation’s Option to Effect Defeasance or Covenant Defeasance.

The Corporation may, at its option by Board Resolution, at any time, with respect to the Notes, elect to have either Section 12.2 or Section 12.3 be applied to all Outstanding Notes upon compliance with the conditions set forth below in this Article 12.

12.2                        Defeasance and Discharge.

Upon the Corporation’s exercise under Section 12.1 of the option applicable to this Section 12.2, the Corporation shall be discharged from its obligations with respect to all Outstanding Notes on the date the conditions set forth in Section 12.4 are satisfied (hereinafter, “defeasance”).  For this purpose, such defeasance means that the Corporation shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Notes, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 12.5 and the other Sections of this Indenture referred to in (A) and (B) below, and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Corporation, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder:  (A) the rights of Holders of Outstanding Notes to receive, solely from and to the extent of the assets in the trust fund described in Section 12.4 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any, on) and interest on such Notes when such payments are due, (B) the Corporation’s obligations with respect to such Notes under Sections 3.6, 3.7, 10.2 and 10.3, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder (including rights, powers, trusts, duties and immunities of the Trustee which impose an obligation on the Corporation) and (D) this Article 12.  Subject to compliance with this Article 12, the Corporation may exercise its option under this Section 12.2 notwithstanding the prior exercise of its option under Section 12.3 with respect to the Notes.

12.3                        Covenant Defeasance.

Upon the Corporation’s exercise under Section 12.1 of the option applicable to this Section 12.3, the Corporation shall be released from its obligations under Sections 8.1 and 10.5 through 10.7, inclusive, with respect to the Outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, “covenant defeasance”), and the Notes shall thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder.  For this purpose, such covenant defeasance means that, with respect to the Outstanding Notes, the Corporation may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 5.1(c), but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

12.4                        Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions to application of either Section 12.2 or Section 12.3 to the Outstanding Notes:

(a)                                  The Corporation shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6.7 who shall agree to comply with the provisions of this Article 12 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (A) money in an amount, or (B) Canadian Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal (including any premium) and interest, if any, under such Notes, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, (i) the principal of (and premium, if any, on) and interest on the Outstanding Notes on the Stated Maturity (or Redemption Date, if applicable) of such principal (and premium, if any, on) or installment of interest applicable to the Outstanding Notes on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Notes and (ii) all amounts due the Trustee under Section 6.6; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such Canadian Government Obligations to said payments with respect to the Notes.  Before such a deposit, the Corporation may give to the Trustee, in accordance with Section 11.3 hereof, a notice of its election to redeem all of the Outstanding Notes at a future date in accordance with Article 11 hereof, which notice shall be irrevocable.  Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing.  For this purpose, “Canadian Government Obligations” means securities that are (x) direct obligations of the

Government of Canada or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of Canada the timely payment of which is unconditionally guaranteed by the Government of Canada, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in the Bank Act (Canada)), as custodian with respect to any such Canadian Government Obligation or a specific payment of principal of or interest on any such Canadian Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Canadian Government Obligation or the specific payment of principal of or interest on the Canadian Government Obligation evidenced by such depository receipt.

(b)                                 No Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit or, insofar as paragraphs (e) and (f) of Section 5.1 hereof are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(c)                                  Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Corporation is a party or by which it is bound.

(d)                                 In the case of an election under Section 12.2, the Corporation shall have delivered to the Trustee an Opinion of Counsel (who for this purpose shall be a nationally recognized independent U.S. tax counsel and may not be counsel for the Corporation) stating that (x) the Corporation has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date hereof, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

(e)                                  In the case of an election under Section 12.3, the Corporation shall have delivered to the Trustee an Opinion of Counsel (who for this purpose shall be a nationally recognized independent U.S. tax counsel and may not be counsel for the Corporation) to the effect that the Holders of the Outstanding Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

(f)                                    The Corporation shall have delivered to the Trustee an Opinion of Counsel (who for this purpose shall be a nationally recognized independent Canadian tax counsel and may not be counsel for the Corporation) in Canada or a ruling from Canada Customs and Revenue Agency to the effect that the Holders of the Outstanding Notes will not recognize income, gain or loss for Canadian federal or provincial income or other tax purposes as a result of such defeasance and will be subject to Canadian federal or provincial income and other tax on the same amounts, in the same manner and at the same times as would have been the case had such defeasance not occurred (and for the purposes of such opinion, such Canadian counsel shall assume that Holders of the Outstanding Notes include Holders who are not resident in Canada).

(g)                                 The Corporation is not, and shall have delivered to the Trustee an Officer’s Certificate stating that it is not, an “insolvent person” within the meaning of the Bankruptcy and Insolvency Act (Canada).

(h)                                 The Corporation shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 12.2 or the covenant defeasance under Section 12.3 (as the case may be) have been complied with.

12.5                        Deposited Money and Canadian Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

(a)                                 Subject to the provisions of Section 10.3(e), all money and Canadian Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 12.5, the “Trustee”) pursuant to Section 12.4 in respect of the Outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Corporation acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

(b)                                The Corporation shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Canadian Government Obligations deposited pursuant to Section 12.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes.

(c)                                  Anything in this Article 12 to the contrary notwithstanding, the Trustee shall deliver or pay to the Corporation from time to time upon Corporation Request any money or Canadian Government Obligations (or other property and any proceeds therefrom) held by it as provided in Section 12.4 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance, as applicable, in accordance with this Article.

12.6                        Reinstatement.

If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 12.5 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Corporation’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.2 or 12.3, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 12.5; provided, however, that if the Corporation makes any payment of principal of (or premium, if any, on) or interest on any Note following the reinstatement of its obligations, the Corporation shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 13
MEETINGS OF NOTEHOLDERS

13.1        Right to Convene Meeting.

The Trustee may at any time and from time to time and shall, on receipt of a Corporation Request or a Noteholders’ Request, upon receiving sufficient funds, and upon being indemnified to its reasonable satisfaction by the Corporation or by the Noteholders signing such Noteholders’ Request against the costs which may be incurred in connection with the calling and holding of such meeting, convene a meeting of the Noteholders.  In the event of the Trustee failing, within 30 days after receipt of such request, funds and indemnity, to give notice convening such meeting, the Corporation or such Noteholders, as the case may be, may convene such meeting.  Every such meeting shall be held in the City of Calgary, Alberta, or at such other place as may be approved or determined by the Trustee.  The accidental omission to give notice of a meeting to any Noteholder shall not invalidate any resolution passed at any such meeting.

13.2        Notice.

At least 21 days notice of any meeting shall be given to the Noteholders in the manner provided in Section 1.6 and a copy thereof shall be sent by post or personal delivery to the Trustee unless the meeting has been convened by it and to the Corporation unless the meeting has been convened by it.  Such notice shall state the time when and the place where the meeting is to be held and shall state briefly the general nature of the business to be transacted thereat and it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article 13.

13.3        Chairman.

Some individual, who need not be a Noteholder, nominated in writing by the Trustee shall be chairman of the meeting of Noteholders and if no individual is so nominated, or if the individual so nominated is not present within 15 minutes from the time fixed for the holding of the meeting or is unwilling or unable to act, then the Noteholders present in person or by proxy shall choose some individual present to be chairman.

13.4        Quorum.

Subject to the provisions of Section 13.13:

(a)           at any meeting of the Noteholders, a quorum shall consist of Noteholders present in person or by proxy and representing at least 25% in principal amount of the Outstanding Notes;

(b)           if a quorum of the Noteholders shall not be present within 30 minutes from the time fixed for holding any meeting, then the meeting, if convened by the Noteholders or on a Noteholders’ Request, shall be dissolved, but if otherwise convened, the meeting shall stand adjourned without notice to the same day in the next week (unless such day is not a Business Day in which case it shall stand adjourned to the next following Business Day thereafter) at the same time and place, unless the chairman of such meeting shall appoint some other place, day and/or time of which not less than seven days notice shall be given in the manner provided in Section 1.6; and

(c)           at the adjourned meeting, the Noteholders present in Person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened notwithstanding that they may not represent 25% in principal amount of the Outstanding Notes.

13.5        Power to Adjourn.

The chairman of any meeting at which a quorum of the Noteholders is present may, with the consent of the Holders of a majority in principal amount of the Notes represented thereat, adjourn any such meeting and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

13.6        Show of Hands.

Every question submitted to a meeting of Noteholders shall, subject to the provisions of section 13.7, be decided in the first place by a majority of the votes given on a show of hands except that votes on Extraordinary Resolutions shall be given in the manner hereinafter provided.  At any such meeting, unless a poll is demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.  The chairman of any meeting shall be entitled, both on a show of hands and on a poll, to vote in respect of the Notes, if any, held by him.

13.7        Poll.

On every Extraordinary Resolution, and on any other question submitted to a meeting when demanded by the chairman, or by any Noteholder or proxies for Noteholders holding not less than $100,000 in aggregate principal amount of Notes, after a vote by show of hands, a poll shall be taken in such manner as the chairman shall direct.  Questions other than Extraordinary Resolutions shall if a poll be taken, be decided by the votes of the Holders of more than 50% in principal amount of the Outstanding Notes represented at the meeting and voted on the poll.

13.8        Voting.

On a show of hands, every Person who is present and entitled to vote, whether as a Noteholder or as proxy for one or more absent Noteholders or both, shall have one vote.  On a poll, each Noteholder present in person or represented by a proxy duly appointed by instrument in writing shall be entitled to one vote in respect of each $1,000 principal amount of Outstanding Notes of which he shall then be the Holder.  A proxy need not be a Noteholder.  In the case of joint registered Noteholders, any one of them present in person or by proxy at the meeting may vote in the absence of the other or others; provided, however, that in case more than one of them be present in person or by proxy they shall vote as one in respect of the Notes of which they are joint registered Holders.

13.9        Regulations.

The Trustee, or the Corporation with the approval of the Trustee, may from time to time make and from time to time vary such regulations as it shall from time to time think fit:

(a)           for the issue of voting certificates to any:

(i)            bank, trust company or other depository approved by the Trustee certifying that specified unregistered Notes have been deposited with it by a named Holder and shall remain on deposit until after the meeting, or

(ii)           bank, trust company, insurance company, governmental department or agency approved by the Trustee certifying that it is the Holder of specified unregistered Notes and shall continue to hold the same until after the meeting, which voting certificates shall entitle the Holders named therein to be present and vote at any such meeting and at any adjournment thereof or to appoint a proxy or proxies to represent them and vote for them at any such meeting and at any adjournment thereof, in the same manner and with the same effect as though the Holders so named in such voting certificates were the actual bearers of the Notes specified therein;

(b)           for the deposit of any voting certificates and instruments appointing proxies at such place as the Trustee, the Corporation or the Noteholders convening the meeting, as the case may be, may in the notice convening the meeting direct;

(c)           for the deposit of any voting certificates and instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such voting certificates and instruments appointing proxies to be mailed or otherwise transmitted before the meeting to the Corporation or to the Trustee at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting; and

(d)           with respect to proof of the holding of Notes and of the appointment of proxies, the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote and such other matters concerning the conduct of the meeting as it shall think fit.

Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted.  Save as such regulations may provide, the only Persons who shall be recognized at any meeting as the Holders of any Notes, or as entitled to vote or be present at the meeting in respect thereof, shall be Persons who produce unregistered Notes at the meeting not otherwise covered by a voting certificate and the Holders of registered Notes and Persons whom Holders of registered Notes have by instrument in writing duly appointed as their proxies.

13.10      Corporation and Trustee may be Represented.

The Corporation and the Trustee, by their respective employees, officers, directors and the legal advisers of any of them, may attend any meeting of the Noteholders but shall have no vote as such.

13.11      Powers Exercisable by Extraordinary Resolution.

Subject to the limitations and restrictions set forth in Section 9.2(a)(i) to (iv), inclusive, and any provision hereof requiring the consent of each of the Holders of applicable Notes, in addition to all other powers conferred upon them by any other provisions of this Indenture or by law, a meeting of the Noteholders shall have the following powers exercisable from time to time by Extraordinary Resolution:

(a)                                  power to sanction any scheme for the consolidation, amalgamation or merger of the Corporation with any other corporation, or for the sale of all or substantially all of the assets of the Corporation; provided, however, that no such sanction shall be necessary for a consolidation, amalgamation, merger or sale carried out in compliance with the provisions of Article 8;

(b)                                 power to require the Trustee to exercise or refrain from exercising any of the powers conferred upon it by this Indenture or to waive any default on the part of the Corporation

(except as provided in Section 5.12), either unconditionally or, upon such terms as may be decided upon and to annul and to direct the Trustee to annul, any declaration or demand made pursuant to the provisions of Section 5.2 in respect of such default;

(c)                                  power to remove the Trustee from office and to appoint a new trustee or trustees;

(d)                                 power to sanction any change whatsoever of any provision of the Notes or of this Indenture agreed to by the Corporation and any modification, alteration, abrogation, compromise or arrangement of or in respect of the rights of the Noteholders against the Corporation or against its property, whether such rights shall arise under the provisions of this Indenture, the Notes or coupons or otherwise;

(e)                                  power to sanction the exchange of the Notes or coupons for or the conversion thereof into shares, bonds, debentures or other securities of the Corporation or of any corporation formed or to be formed;

(f)                                    power to assent to any compromise or arrangement by the Corporation with any creditor, creditors or class or classes of creditors or with the holders of any shares or securities of the Corporation;

(g)                                 subject to Section 5.12, power to restrain any Holder of any Note outstanding hereunder from taking or instituting any action, suit or proceeding for the execution of any trust or power hereunder or for the appointment of a custodian, sequestrator, liquidator, receiver manager or receiver or trustee in bankruptcy or to have the Corporation wound up or for any other remedy hereunder and to direct such Holder of any Note to waive any default or defaults by the Corporation on which any action, suit or proceeding is founded;

(h)                                 subject to Section 5.12, power to direct any Noteholder bringing any action, suit or proceeding and the Trustee to waive the default in respect of which such action, suit or other proceeding shall have been brought and to stay or discontinue any such action, suit or proceeding upon payment to each such Noteholder of such Noteholder’s costs, provided that the action, suit or proceeding was authorized pursuant to the provisions of Section 5.7;

(i)                                     power to require the Trustee to make a declaration under the provisions of Section 5.2 and/or to proceed to enforce any remedy available hereunder, but subject always to compliance with the provisions of Section 5.12;

(j)                                     power to amend, alter or repeal any Extraordinary Resolution previously passed or sanctioned by the Noteholders; and

(k)                                  power to assent to any modification of or change in or addition to or omission from the provisions contained in this Indenture which shall be agreed to by the Corporation and to authorize the Trustee to concur in and execute any indenture supplemental to this Trust Indenture embodying any such modification, change, addition or omission or any deeds, documents or writings authorized by such resolution.

13.12      Powers Cumulative.

It is hereby declared and agreed that any one or more of the powers and any combination of the powers in this Indenture stated to be exercisable by the Noteholders by Extraordinary Resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers or any combination of powers from time to time shall not be deemed to exhaust the right of the Noteholders to exercise such power or powers or combination of powers then, or any power or powers or combination of powers thereafter, from time to time.

13.13      Meaning of “Extraordinary Resolution”.

(a)                                  The expression “Extraordinary Resolution” when used in this Trust Indenture means, subject as hereinafter provided in this Section 13.13 and in Section 13.15, a resolution proposed to be passed as an Extraordinary Resolution at a meeting of Noteholders duly convened for the purpose and held in accordance with the provisions of this Article 13 at which the Holders of more than 25% in principal amount of the Notes then outstanding are present in person or by proxy and passed by the favourable votes of the Holders of not less than 66 2/3 percent of the principal amount of Outstanding Notes represented at the meeting and voted on a poll upon such resolution.

(b)                                 If at any such meeting the Holders of more than 25% in principal amount of the Outstanding Notes are not present in person or by proxy within 30 minutes after the time appointed for the meeting, then the meeting, if convened by Noteholders or on a Noteholders’ Request, shall be dissolved, but if otherwise convened, the meeting shall stand adjourned to such day, being not less than 21 nor more than 60 days later, and to such place and time as may be appointed by the chairman of the meeting.  Not less than 10 days notice shall be given of the time and place of such adjourned meeting in the manner provided in Section 1.6.  Such notice shall state that, at the adjourned meeting, the Noteholders present in person or by proxy shall form a quorum but it shall not be necessary to set forth the purposes for which the meeting was originally called or any other particulars.  At the adjourned meeting the Noteholders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at such adjourned meeting and passed by the requisite vote as provided in Section 13.13(a) shall be an Extraordinary Resolution within the meeting of this Indenture, notwithstanding that the Holders of more than 25% in principal amount of the Outstanding Notes are not present in person or by proxy at such adjourned meeting.

(c)                                  Votes on an Extraordinary Resolution shall always be given on a poll and no demand for a poll on an Extraordinary Resolution shall be necessary.

13.14      Minutes.

Minutes of all resolutions and proceedings at every such meeting as aforesaid shall be made and duly entered in books to be from time to time provided for that purpose by the Trustee at the expense of the Corporation and, any such minutes as aforesaid, if signed by the chairman of the meeting at which such resolutions were passed or proceedings had, or by the chairman of the next succeeding meeting of the Noteholders, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting, in respect of the proceedings of which minutes shall have been made, shall be deemed to have been duly held and convened, and all resolutions passed thereat or proceedings taken, to have been duly passed and taken.

13.15      Instruments in Writing.

All actions that may be taken and all powers that may be exercised by the Noteholders at a meeting held as hereinbefore set forth in this Article 13 may also be taken and exercised by an Act of the Holders of not less than a majority in principal amount of all the Outstanding Notes, or with respect to an Extraordinary Resolution by an Act of the Holders of not less than 66 2/3 percent of the principal amount of Outstanding Notes, by an instrument in writing signed in one or more counterparts and the expression

“Extraordinary Resolution” when used in this Trust Indenture shall include an instrument so signed.  Proof of the execution of an instrument in writing by any Noteholder may be made by the certificate of any notary public, or other officer with similar powers, that the Person signing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution or in any other manner which the Trustee may consider adequate.  Any instrument in writing signed as herein provided shall bind all future Holders of the same Note or any Note or Notes issued in exchange therefor in respect of anything done or suffered by the Corporation or the Trustee in pursuance thereof.

13.16      Binding Effect of Resolutions.

Every resolution and every Extraordinary Resolution passed in accordance with the provisions of this Article 13 at a meeting of Noteholders shall be binding upon all the Noteholders, whether present at or absent from such meeting, and every instrument in writing signed by Noteholders in accordance with the provisions of Section 13.15 shall be binding upon all the Noteholders, whether signatories thereto or not, and each and every Noteholder and the Trustee (subject to the provisions for its indemnity herein contained) shall be bound to give effect accordingly to every such resolution, Extraordinary Resolution and instrument in writing.

This Indenture may be signed in any number of counterparts each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

NOVA CHEMICALS CORPORATION

By:	/s/ Jack S. Mustoe
Name:	Jack S. Mustoe
Title:	Senior Vice President, Legal and General Counsel

By:	/s/ John Sereda
Name:	John Sereda
Title:	Vice President Finance and Treasurer

CIBC MELLON TRUST COMPANY

By:	/s/ [illegible]
Name:
Title:	Authorized Signatory

By:	/s/ [illegible]
Name:
Title:	Authorized Signatory

TRUST INDENTURE

BETWEEN

NOVA CHEMICALS CORPORATION

AND

CIBC MELLON TRUST COMPANY

Dated as of August 28, 2000

$250,000,000

7.85% Senior Notes

due August 30, 2010

TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION		1
1.1	Definitions	1
1.2	Compliance Certificates and Opinions	7
1.3	Form of Documents Delivered to Trustee	8
1.4	Acts of Holders	8
1.5	Notices, etc., to Trustee and Corporation	9
1.6	Notice to Holders; Waiver	10
1.7	Effect of Headings and Table of Contents	10
1.8	Successors and Assigns	10
1.9	Separability Clause	10
1.10	Benefits of Indenture	10
1.11	Governing Law	10
1.12	Legal Holidays	11
1.13	Conflict with Trust Indenture Legislation	11
1.14	Conversion of Currency	11
1.15	Language	12
ARTICLE 2 NOTE FORMS		12
2.1	Forms Generally	12
2.2	Form of Face of Note	13
2.3	Form of Reverse of Note	15
2.4	Form of Trustee’s Certificate of Authentication	17
2.5	Securities Issued to U.S. Persons	17
ARTICLE 3 THE NOTES		19
3.1	Title and Terms	19
3.2	Denominations	19
3.3	Execution, Authentication, Delivery and Dating	19
3.4	Global Note	20
3.5	Temporary Notes	20
3.6	Registration, Registration of Transfer and Exchange	21
3.7	Mutilated, Destroyed, Lost and Stolen Notes	22
3.8	Payment of Interest; Interest Rights Preserved	22
3.9	Persons Deemed Owners	24
3.10	Cancellation	24
3.11	Computation of Interest	24
ARTICLE 4 SATISFACTION AND DISCHARGE		24
4.1	Satisfaction and Discharge of Indenture	24
4.2	Application of Trust Money	25
ARTICLE 5 REMEDIES		26
5.1	Events of Default	26
5.2	Acceleration of Maturity; Rescission and Annulment	27
5.3	Collection of Indebtedness and Suits for Enforcement by Trustee	28
5.4	Trustee May File Proofs of Claim	28
5.5	Trustee May Enforce Claims Without Possession of Notes	29
5.6	Application of Money Collected	29
5.7	Limitation on Suits	29
5.8	Restoration of Rights and Remedies	30
5.9	Rights and Remedies Cumulative	30
5.10	Delay or Omission Not Waiver	30
5.11	Control by Holders	30
5.12	Waiver of Past Defaults	31
5.13	Waiver of Stay or Extension Laws	31

ARTICLE 6 THE TRUSTEE		31
6.1	Notice of Defaults	31
6.2	Certain Rights of Trustee	31
6.3	Trustee Not Responsible for Recitals or Issuance of Notes	33
6.4	May Hold Notes	33
6.5	Money Held in Trust	33
6.6	Compensation and Reimbursement	33
6.7	Corporate Trustee Required; Eligibility	34
6.8	Resignation and Removal; Appointment of Successor	34
6.9	Acceptance of Appointment by Successor	35
6.10	Merger, Conversion, Consolidation or Succession to Business	35
ARTICLE 7 HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND CORPORATION		35
7.1	Trustee to Furnish Corporation Names and Addresses of Holders	35
7.2	Preservation of Informal Communications with Noteholders	36
7.3	Disclosure of Names and Addresses of Holders	36
7.4	Reports by Corporation	36
ARTICLE 8 CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE		37
8.1	Corporation May Consolidate, etc., Only on Certain Terms	37
8.2	Successor Person Substituted	37
8.3	Securities to be Secured in Certain Events	37
ARTICLE 9 SUPPLEMENTAL INDENTURES		38
9.1	Supplemental Indentures Without Consent of Holders	38
9.2	Supplemental Indentures with Consent of Holders	38
9.3	Execution of Supplemental Indentures	39
9.4	Effect of Supplemental Indentures	39
9.5	Conformity with Trust Indenture Legislation	39
9.6	Reference in Notes to Supplemental Indentures	39
9.7	Notice of Supplemental Indentures	40
ARTICLE 10 COVENANTS		40
10.1	Payment of Principal, Premium, if any, and Interest	40
10.2	Maintenance of Office or Agency	40
10.3	Money for Note Payments to Be Held in Trust	40
10.4	Statement as to Compliance	42
10.5	Corporate Existence	42
10.6	Negative Pledge	42
10.7	Limitation on Sale/Leaseback Transactions	44
10.8	Intentionally Deleted	44
10.9	Waiver of Certain Covenants	44
10.10	Additional Amounts	45
ARTICLE 11 REDEMPTION OF NOTES		47
11.1	Right of Redemption	47
11.2	Applicability of Article	48
11.3	Election to Redeem; Notice to Trustee	48
11.4	Selection by Trustee of Notes to Be Redeemed	48
11.5	Notice of Redemption	49
11.6	Deposit of Redemption Price	49
11.7	Notes Payable on Redemption Date	50
11.8	Notes Redeemed in Part	50
ARTICLE 12 DEFEASANCE AND COVENANT DEFEASANCE		50
12.1	Corporation’s Option to Effect Defeasance or Covenant Defeasance	50
12.2	Defeasance and Discharge	50
12.3	Covenant Defeasance	51
12.4	Conditions to Defeasance or Covenant Defeasance	51

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12.5	Deposited Money and Canadian Government Obligations to Be Held in Trust; Other Miscellaneous
Provisions		53
12.6	Reinstatement	53
ARTICLE 13 MEETINGS OF NOTEHOLDERS		54
13.1	Right to Convene Meeting	54
13.2	Notice	54
13.3	Chairman	54
13.4	Quorum	54
13.5	Power to Adjourn	55
13.6	Show of Hands	55
13.7	Poll	55
13.8	Voting	55
13.9	Regulations	55
13.10	Corporation and Trustee may be Represented	56
13.11	Powers Exercisable by Extraordinary Resolution	56
13.12	Powers Cumulative	57
13.13	Meaning of “Extraordinary Resolution”	58
13.14	Minutes	58
13.15	Instruments in Writing	58
13.16	Binding Effect of Resolutions	59

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